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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Migo Software, Inc.

We consent to the use in this Registration Statement on Form SB-2 of Migo Software, Inc., formerly known as PowerHouse Technologies Group, Inc. of our report dated April 4, 2006, relating to the consolidated financial statements of PowerHouse Technologies Group, Inc. appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Hein & Associates LLP
Irvine, California
September 18, 2006